As filed with the Securities and Exchange Commission on March 12, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ScanSoft, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                       94-3156479
---------------------------------                     ----------------------
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

       9 Centennial Drive
     Peabody, Massachusetts                                   01960
---------------------------------                     ----------------------
      (Address of Principal                                (Zip Code)
       Executive Offices)

                      SCANSOFT, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                                             Copy to:
       MICHAEL K. TIVNAN                                KATHARINE A. MARTIN
         ScanSoft, Inc.                            Pillsbury Madison & Sutro LLP
       9 Centennial Drive                               2550 Hanover Street
  Peabody, Massachusetts 01960                          Palo Alto, CA 94304
        (978) 977-2000                                    (650) 233-4500
---------------------------------                     ----------------------
  (Name, address and telephone
 number, including area code, of
      agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
           Title of                        Amount              Proposed Maximum            Proposed                 Amount of
         Securities To                      To Be               Offering Price         Maximum Aggregate          Registration
         Be Registered                  Registered(1)              per Share           Offering Price(2)             Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
         Common Stock,                1,738,552 shares               $0.61                $1,060,517                 $295.00
        par value $.001
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the ScanSoft, Inc. 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the amount of the registration fee based on the weighted average exercise price per share of outstanding options.
         -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

                  *  Information  required  by  Part  I to be  contained  in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following  documents  filed by Registrant  with the  Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 28 and September 27, 1998.

         (3) The Registrant's Current Reports on Form 8-K filed on December 8, 1998 and January 21, 1999.

         (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 20, 1995 with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article XI of the Registrant's Amended and Restated Certificate of Incorporation (Exhibit 4.1 to this Form S-8) authorizes indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the post-registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts, on March 12, 1999.

                                         SCANSOFT, INC.



                                         By        /s/ Michael K. Tivnan
                                            ------------------------------------
                                                     Michael K. Tivnan
                                                         President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Tivnan and Sharon Plante, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

             Name                          Title                      Date
             ----                          -----                      ----

     /s/ Michael K. Tivnan         President and Director        March 12, 1999
-------------------------------    (Principal Executive
       Michael K. Tivnan           Officer)

      /s/ Richard Brenner          Acting Chief Financial        March 12, 1999
-------------------------------    Officer (Principal
        Richard Brenner            Financial Officer)

       /s/ Sharon Plante           Treasurer (Principal          March 12, 1999
-------------------------------    Accounting
         Sharon Plante             Officer)

             Name                          Title                      Date
             ----                          -----                      ----

/s/ William J. Harding, Ph. D.     Director                      March 12, 1999
-------------------------------
   William J. Harding, Ph.D.


-------------------------------    Director                      ________, 1999
      David F. Marquardt

       /s/ Mark B. Myers           Director                      March 12, 1999
-------------------------------
         Mark B. Myers

       /s/ Paul A. Ricci           Director                      March 12, 1999
-------------------------------
         Paul A. Ricci

      /s/ J. Larry Smart           Director                      March 12, 1999
-------------------------------
        J. Larry Smart

                                INDEX TO EXHIBITS


Exhibit
Number        Exhibit
-------       -------

4.1           Amended and Restated Certificate of Incorporation.

4.2           Specimen Stock Certificate.

5.1           Opinion regarding legality of securities to be offered.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Pillsbury Madison & Sutro LLP (included in
              Exhibit 5.1).

24.1          Power of Attorney (included on page 6).

99.1          1998 ScanSoft, Inc. Stock Option Plan.

99.2          Form of Option Agreement under 1998 ScanSoft, Inc.
              Stock Option Plan.